As filed with the Securities and Exchange Commission on July 18, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

ENTERPRISE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation or Organization)	04-3308902 (I.R.S. Employer Identification Number)

222 Merrimack Street
Lowell, Massachusetts 01852
(978) 459-9000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
JAMES A. MARCOTTE
Executive Vice President, Chief Financial Officer and Treasurer
Enterprise Bancorp, Inc.
222 Merrimack Street
Lowell, Massachusetts 01852
(978) 459-9000
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)
________________
Copies to:

Michael G. Keeley, Esq.
Hunton & Williams LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
(214) 979-3000
________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act.

Large Accelerated Filer ☐                         Accelerated Filer ☑

Non-Accelerated Filer ☐ (Do not check if a Smaller Reporting Company)        Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock, $0.01 par value per share(2),(3)		$	$	$
Preferred Stock, $0.01 par value per share(4)
Rights(5)
Total			$40,000,000	$4,559.88(6)
(1)    Calculated in accordance with Rule 457(o). The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $40,000,000.00. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D to Form S-3 under the Securities Act of 1933, as amended.
(2)    Shares of common stock may be issued in primary offerings or upon the exercise of subscription rights to purchase common stock.
(3)    Includes associated rights to purchase the registrant’s Series A Junior Participating Preferred Stock.
(4)    Shares of preferred stock may be issued in primary offerings or upon the exercise of subscription rights to purchase preferred stock.
(5)    Rights evidencing the right to purchase common stock or other securities of the registrant.
(6)    Of the $40,000,000.00 of securities registered pursuant to this registration statement, $16,059,590 consist of unsold securities (collectively, the “Unsold Securities”) previously registered by the registrant on its Registration Statement on Form S-3 filed on September 10, 2009 and declared effective on October 21, 2009 (File No. 333-161828) (the “Prior Registration Statement”). As of the date hereof, all of the Unsold Securities remain unsold. In connection with the filing of the Prior Registration Statement, the registrant paid a registration fee of $896.12 in respect of such Unsold Securities. In accordance with Rule 457(p), the registrant is not required to pay any additional fee with respect to the $16,059,590 of Unsold Securities being included in this registration because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Accordingly, the “Amount of Registration Fee” above reflects only the fee due with respect to the additional $23,940,410 of securities being registered on this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
SUBJECT TO COMPLETION, DATED JULY 18, 2013
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
PROSPECTUS
Up to $40,000,000.00
Common Stock
Preferred Stock
Rights
__________________
We may from time to time offer and sell in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $40,000,000.
We may offer and sell these securities on a delayed or continuous basis to or through one or more agents, underwriters or dealers as designated from time to time, directly to one or more purchasers, through a combination of these methods or any other method as provided in the applicable prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. At the time we offer securities, we will specify in an accompanying prospectus supplement the amount, price and specific terms of any securities offered. Before investing, you should carefully read this prospectus, any applicable prospectus supplement and the documents incorporated by reference.
For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public and the net proceeds we expect to receive from any such sale will also be set forth in a related prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “EBTC.” On July17, 2013, the last reported sale price of our common stock on the Nasdaq Global Select Market was $21.10 per share.
Investing in our securities involves risks. Before buying our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” on page 4 of this prospectus and in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10−K and in any quarterly report on Form 10−Q, as well as in any prospectus supplements relating to specific offerings.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.
The date of this prospectus is _________, 2013

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS TO DECIDE WHETHER YOU WISH TO INVEST IN ANY OF THE SECURITIES DESCRIBED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS, AND NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ISSUANCE OF ANY SECURITIES BY US SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus, together with any applicable prospectus supplement, in one or more offerings in amounts that we will determine from time to time that do not exceed $40,000,000 in the aggregate.
Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” and the “Corporation” to refer to Enterprise Bancorp, Inc. and its subsidiaries. Our common stock is traded on the Nasdaq Global Select Market under the symbol “EBTC”. When we refer to “Enterprise Bank” in this prospectus, we mean our subsidiary, Enterprise Bank and Trust Company, which is a commercial bank chartered under the laws of the Commonwealth of Massachusetts. We sometimes refer to Enterprise Bank as the “Bank”.

We may offer the following securities from time to time:

•	common stock;

•	preferred stock; and

•	rights.
We may also issue securities upon conversion or exercise of or in exchange for any of the securities listed above.
This prospectus provides you with a general description of each of the securities we may offer. Each time we offer and sell any of these securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities that may be offered under this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and exhibits may be obtained and read at the SEC Internet website (www.sec.gov) or at the SEC office mentioned under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell these securities, and we will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time.

If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.
The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Securities Act.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus much of the information that we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating the information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any information filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or previously incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information that we previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 15, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 10, 2013;

•
Our Current Reports on Form 8-K filed with the SEC on January 15, 2013, January 22, 2013, February 26, 2013, March 22, 2013, March 25, 2013, April 16, 2013, May 10, 2013, June 10, 2013 and July 16, 2013;

•
The description of our common stock contained in the Form 8-A12G Registration Statement filed with the SEC on July 16, 1996 pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description;

•
The description of our preferred share purchase rights contained in the Form 8-A12B Registration Statement filed with the SEC on January 11, 2008, including any amendment or report filed with the SEC for the purpose of updating this description.

These documents contain important information about our business and our financial performance.
We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information or documents that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address and telephone number:

James A. Marcotte
Executive Vice President, Chief Financial Officer and Treasurer
Enterprise Bancorp, Inc.
222 Merrimack Street
Lowell, Massachusetts 01852
(978) 459-9000
Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov and our website: www.enterprisebanking.com (the other information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement).
We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copy as set forth above.
FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This prospectus, any accompanying prospectus supplements and the documents incorporated by reference in this prospectus contain statements may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning plans, objectives, future events or performance and assumptions and other statements that are other than statements of historical fact. Forward-looking statements may be identified by reference to a future period or periods or by use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “pursue,” “views,” “should,” and similar terms or expressions. We caution readers that such forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties that may adversely affect our future results. The following important factors, among others, could cause our results for subsequent periods to differ materially from those expressed in any forward-looking statement made herein:

•	changes in interest rates could negatively impact net interest income;

•
changes in the business cycle and downturns in the local, regional or national economies, including deterioration in the local real estate market, could negatively impact credit and/or asset quality and result in credit losses and increases in our allowance for loan losses;

•	changes in consumer spending could negatively impact our credit quality and financial results;

•
increasing competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services could adversely affect our competitive position within our market area and reduce demand for our products and services;

•	deterioration of securities markets could adversely affect the value or credit quality of the our assets and the availability of funding sources necessary to meet our liquidity needs;

•	changes in technology could adversely impact our operations and increase technology-related expenditures;

•	increases in employee compensation and benefit expenses could adversely affect our financial results;

•
changes in laws and regulations that apply to our business and operations, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), the Jumpstart Our Business Startups Act (the "JOBS Act") and the additional regulations that will be forthcoming as a result thereof, could adversely affect our business environment, operations and financial results;

•
changes in accounting standards, policies and practices, as may be adopted or established by the regulatory agencies, the Financial Accounting Standards Board (the “FASB”) or the Public Company Accounting Oversight Board could negatively impact our financial results;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	future regulatory compliance costs, including any increase caused by new regulations imposed by the Consumer Finance Protection Bureau;

•	changes to the regulatory capital requirements mandated under the proposed rulemaking pursuant to Basel III; and

•
some or all of the risks and uncertainties described in Item 1A of the Corporation’s 2012 Annual Report on Form 10-K could be realized, which could have a material adverse effect on the Corporation’s business, financial condition and results of operation. Therefore, the Corporation cautions readers not to place undue reliance on any such forward-looking information and statements.

The cautionary statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein also identify important factors and possible events that involve risks and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.
RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

ENTERPRISE BANCORP, INC.
Overview
We are a Massachusetts corporation, incorporated in February 1996, and operate as the parent bank holding company of Enterprise Bank and Trust Company referred to as “Enterprise Bank.” Substantially all of Enterprise Bancorp’s operations are conducted through Enterprise Bank. Enterprise Bank, a Massachusetts trust company and state chartered commercial bank which commenced banking operations in 1989, has five wholly owned subsidiaries which are included in Enterprise Bancorp’s consolidated financial statements:

•	Enterprise Insurance Services, LLC, organized in 2000 for the purpose of engaging in insurance sales activities;

•	Enterprise Investment Services, LLC, organized in 2000 for the purpose of offering non-deposit investment products and services, under the name of “Enterprise Investment Services;” and

•
Three Massachusetts security corporations, Enterprise Security Corporation (2005), Enterprise Security Corporation II (2007) and Enterprise Security Corporation III (2007), which hold various types of qualifying securities. The security corporations are limited to conducting securities investment activities that the Bank itself would be allowed to conduct under applicable laws.

Enterprise Bank’s deposit accounts are insured under the Federal Deposit Insurance Act up to applicable limits thereunder. Enterprise Bank’s main office is located at 222 Merrimack Street, Lowell, Massachusetts 01852.
As of March 31, 2013, we had, on a consolidated basis, total assets of approximately $1.7 billion, net loans receivable of approximately $1.4 billion, investment securities available for sale of approximately $183.7 million, total deposits of approximately $1.5 billion, and shareholders’ equity of approximately $142.7 million. Our Internet website address is www.enterprisebanking.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.
Market Area
Our primary market area is the Merrimack Valley and North Central regions of Massachusetts and Southern New Hampshire. Enterprise Bank has 21 full service branch banking offices located in the Massachusetts cities and towns of Acton, Andover, Billerica, Chelmsford, Dracut, Fitchburg, Lawrence, Leominster, Lowell, Methuen, Tewksbury, Tyngsboro, and Westford; and in the New Hampshire towns of Derry, Hudson, Pelham and Salem, which serve those cities and towns as well as the surrounding communities. Management actively seeks to strengthen its market position by capitalizing on market opportunities to grow all business lines and the continued pursuit of organic growth and strategic expansion within existing and into neighboring geographic markets.
Primary Lines of Business
We principally are engaged in the business of attracting deposits from the general public and investing in loans and investment securities. Through Enterprise Bank and its subsidiaries, we offer a range of commercial and consumer loan products, deposit and cash management products, investment advisory and wealth management, trust and insurance services. Management continually examines new products and technologies in order to maintain a highly competitive mix of offerings and state of the art delivery channels in order to target product lines to customer needs.
Competition

We face robust competition to attract and retain customers. National and larger regional banks have a local presence in our market area. These established larger banks, as well as recent larger entrants into the local market area, have certain competitive advantages, including greater financial resources and the ability to make larger loans to a single borrower. Numerous local savings banks, commercial banks, cooperative banks and credit unions also compete in the our market area. The expanded commercial lending capabilities of credit unions and the shift to commercial lending by traditional savings banks means that both of these types of traditionally consumer-orientated institutions now compete for our targeted commercial customers. In addition, the non-taxable status of credit unions allows them certain advantages as compared to taxable institutions such as us. Competition for loans, deposits and cash management services, investment advisory assets, and insurance business also comes from other businesses that provide financial services, including consumer finance companies, mortgage brokers and lenders, private lenders, insurance companies, securities brokerage firms, institutional mutual funds, registered investment advisors, non-bank payment channels, and internet based banks. Management actively seeks to strengthen our competitive position by capitalizing on the market opportunities and the continued pursuit of strategic growth within existing and neighboring geographic markets.

Management believes that we have established a positive reputation within our market area as a dependable commercial-focused community bank. Management is committed to differentiating Enterprise from the competition by providing a full range of diversified financial services and products with consistent and exceptional customer service, a highly-trained and dedicated staff of knowledgeable banking professionals, open and honest communication with clients, and a committed focus on active community involvement which we believe has led to a strong referral network with business and community leaders.

Management continually examines our product lines and technologies in order to maintain a highly competitive mix of offerings and delivery channels, and to target products to customer needs. Advances in, and the increased use of, technology, such as internet and mobile banking, electronic transaction processing and information security, are expected to have a significant impact on the future competitive landscape confronting financial institutions.

SECURITIES WE MAY OFFER
We have summarized the material terms and provisions of the securities that we may offer for sale in the sections below entitled “Description of Capital Stock,” “Description of Preferred Stock” and “Description of Rights”, which descriptions are qualified in their entirety by reference to the applicable prospectus supplement, applicable provisions of Massachusetts law and by our amended and restated articles of organization and amended and restated by-laws.  We have previously filed with the SEC complete copies of our amended and restated articles of organization on Form 8-K filed on June 10, 2013 and our amended and restated by-laws with the SEC on Form 8-K filed on January 22, 2013.  You should read our articles of organization and by-laws for additional information before you buy our securities.

The summary description of the securities is not meant to be a complete description of the securities that may be offered.  The particular terms of any security will be described in the applicable prospectus supplement and other offering material.  The applicable prospectus supplement may add, update or change the terms and conditions of the securities being registered herein.
USE OF PROCEEDS
Unless we otherwise state in an applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus and any applicable prospectus supplement for general corporate purposes, which may include, among other things, investments in our subsidiaries, working capital, capital expenditures, debt repayment, or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering. The net proceeds may be temporarily invested in interest bearing accounts or short-term, interest bearing securities or applied to repay short-term or revolving debt prior to use.

REGULATORY CONSIDERATIONS
As a bank holding company, the Corporation is subject to regulation, supervision and examination by the Federal Reserve Board.  For a discussion of elements of the regulatory framework applicable to the Corporation and its subsidiaries, please refer to our most recent annual report on Form 10-K and the other documents incorporated herein by reference as described under the headings above entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”  This regulatory framework is intended primarily for the protection of depositors and the Federal Deposit Insurance Fund and not for the protection of security holders, including holders of the securities described in this prospectus.  As a result of this regulatory framework, our results of operations and financial condition are affected by actions of the Federal Reserve Board, which regulates the Corporation, the FDIC, which insures the deposits of Enterprise Bank, and the Massachusetts Commissioner of Banks, who, along with the FDIC, regulates Enterprise Bank as a Massachusetts state-chartered commercial bank.

Our ability to pay dividends on our common stock depends primarily on dividends we receive from the Bank.  Under federal regulations and applicable Massachusetts law, the dollar amount of dividends and any other capital distributions that the Bank may make depends upon its capital position and recent net income.  Generally, so long as the Bank remains adequately capitalized, it may make capital distributions during any calendar year equal to up to 100% of net income for the year-to-date plus retained net income for the two preceding years.  However, if the Bank’s capital becomes impaired or the FDIC or Massachusetts Commissioner of Banks otherwise determines that the Bank is in need of more than normal supervision, the Bank may be prohibited or otherwise limited from paying any dividends or making any other capital distributions.

Under Massachusetts law, the Corporation is generally prohibited from paying a dividend or making any other distribution if, after making such distribution, it would be unable to pay its debts as they become due in the usual course of business, or if its total assets would be less than the sum of its total liabilities plus the amount that would be needed if it were dissolved at the time of the distribution, to satisfy preferential rights on dissolution of holders of preferred stock ranking senior in right of payment to the capital stock on which the applicable distribution is made.

There are numerous other governmental requirements and regulations that affect our business activities.  A change in applicable statutes, regulations or regulatory policy may have a material effect on our business and on our ability to pay dividends on our common stock.  Depository institutions, such as the Bank, are also affected by various federal and state laws, including those relating to consumer protection and similar matters.

In addition to the foregoing regulatory restrictions, we are and may in the future become subject to contractual restrictions that could limit or prohibit us from paying dividends on our common stock.
DESCRIPTION OF COMMON STOCK
The following summary describes the material features and rights of our common stock. This summary does not purport to be a complete description of the terms and conditions of our common stock in all reports and is subject to, and qualified in its entirety by, applicable law and the provisions of our amended and restated articles of organization and our amended and restated by-laws.
General
Our authorized capital stock consists of 21,000,000 shares, of which 20,000,000 shares are common stock, par value $0.01 per share, and 1,000,000 shares are preferred stock, par value $0.01 per share. Our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, validly issued, fully paid and non-assessable. As of July 16, 2013 there were 9,887,097 shares of our common stock outstanding, held by approximately 869 registered shareholders, and no shares of our preferred stock were outstanding. As of July 16, 2013 there were 521,613 shares of our common stock underlying options that have been issued pursuant to our equity incentive plans and 403,753 shares of our common stock reserved for future issuance under our equity incentive plans. Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “EBTC.”
Each share of our common stock has the same relative rights and is identical in all respects to every other share of our common stock. Our shares of common stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any of our securities.
Voting Rights
Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting in the election of directors.
Liquidation Rights
Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
Dividends Payable on Shares of Common Stock
In general, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine. The ability of our board of directors to declare and pay dividends on our common stock may be affected by both general corporate law considerations and policies of the Board of Governors of the Federal Reserve, which we refer to herein as the Federal Reserve, applicable to bank holding companies. As a Massachusetts corporation, we are subject to the limitations of Massachusetts law, which allows us to pay dividends unless, after such dividend: (i) we would not be able to pay our debts as they become due in the usual course of business; or (ii) our total assets would be less than the sum of our total liabilities plus any amount that would be needed, if we were to be dissolved at the time of the dividend payment, to satisfy the preferential rights upon dissolution of our shareholders whose rights are superior to the rights of our shareholders receiving the distribution. Additionally, as a general matter, the Federal Reserve indicates that the board of directors of a bank holding company should eliminate, defer or significantly reduce the dividends if: (i) the company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the company’s capital needs and overall current and prospective financial condition; or (iii) the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. The Federal Reserve also possesses enforcement powers over bank holding companies and their nonbank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.
Most of our revenues available for the payment of dividends derive from amounts paid to us by the Bank. There are various statutory limitations that limit the ability of the Bank to pay dividends to us. The Bank is a state-charted bank and is subject to the laws and regulations of the Massachusetts Division of Banks and to the regulations of the Federal Deposit Insurance Corporation, or FDIC. If a bank's primary banking regulator determines that the bank is engaged or is about to engage in an unsafe or unsound banking practice, the regulator may require, after notice and hearing, that the bank cease and desist from such practice. Depending on the financial condition of the bank, an unsafe or unsound practice could include the payment of dividends. In particular, the federal banking agencies have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice.
Under the Massachusetts banking law, Massachusetts state-chartered banks, such as the Bank, generally may pay dividends only out of undivided profits. In addition, the Massachusetts Division of Banks may restrict the declaration or payment of a dividend by a Massachusetts state-chartered bank.

Furthermore, the payment of dividends by any financial institution is affected by the requirement to maintain adequate capital pursuant to applicable capital adequacy guidelines and regulations, and a financial institution generally is prohibited from paying any dividends if, following payment thereof, the institution would be undercapitalized. Even notwithstanding the availability of funds for dividends, the FDIC may prohibit the payment of any dividends by an insured bank, such as the Bank, if the FDIC determines such payment would constitute an unsafe or unsound practice.
Our amended and restated articles of organization and amended and restated by-laws, as well as the laws of Massachusetts, contain various provisions that may be deemed to have an "anti-takeover" effect with respect to the Corporation. These provisions are described in detail in the description of our common stock contained in the registration statement on Form 8-A12G that we previously filed with the SEC and which is referenced in the section above entitled “Incorporation of Certain Information by Reference.”
Anti-Takeover Provisions.

General. Our amended and restated articles of organization and amended and restated by-laws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholder. These provisions are summarized in the following paragraphs.

Authorized Shares of Capital Stock. Authorized but unissued shares of our common stock and preferred stock under our amended and restated articles of organization could (within the limits imposed by applicable law and Nasdaq Marketplace Rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some shareholders.

Limitations on Right to Call Special Meetings; Shareholder Proposal Notice Requirements. Under our amended and restated articles of organization, a special meeting of our shareholders may be called only by: (i) the Chairman of the Board or the Chief Executive Officer, or (ii) by the affirmative vote of a majority of the directors then in office; provided, however, that if at the time of such call there is an Interested Shareholder, as defined in our amended and restated articles of organization, any such call for a special meeting also requires the affirmative vote of a majority of the Continuing Directors, as defined in our amended and restated articles of organization, then in office. Additionally, our amended and restated by-laws require that shareholder proposals meet certain advanced notice and minimum informational requirements. These provisions could have the effect of delaying until the next annual shareholders' meeting shareholder actions which are favored by the holders of a majority of our outstanding voting securities.

State Anti-Takeover Laws. Chapters 110C, 110D and 110F of the Massachusetts General Laws are generally applicable to any “take-over” of a Massachusetts corporation. In general, Chapter 110F of the Massachusetts General Laws prevents an “interested shareholder” (including certain persons who own or have the right to acquire 5% or more of a corporation’s outstanding voting stock) from engaging in a “business combination” (defined to include mergers and certain other actions) with a Massachusetts corporation for a period of three years following the date such person became an interested shareholder unless, among other things, (i) prior to the date such person became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction in which the interested shareholder became an interested shareholder; (ii) upon consummation of the transaction in which the interested shareholder became an interested shareholder, the interested shareholder owned at least 90% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, stock held by directors who are also officers and by employee stock plans that do not allow plan participants to determine confidentially whether to tender shares); or (iii) on or subsequent to the date the business combination is approved by the board of directors of the corporation and authorized at a meeting of shareholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested shareholder.

Chapter 110D of the Massachusetts General Laws restricts the voting rights of shares acquired in a “control share acquisition,” unless, among other things, the articles of organization or by-laws of a Massachusetts corporation provide that such restrictions are inapplicable. Neither our amended and restated articles of organization nor our amended and restated by-laws provide that the provisions of Chapter 110D do not apply to us.

Chapter 110C of the Massachusetts General Laws subjects an offeror to certain disclosure and filing requirements before such offeror can proceed with a “take-over bid,” defined to include any acquisition of or offer to acquire more than ten percent of the issued and outstanding equity securities of a target company.

The foregoing discussion is not a complete statement of Massachusetts law and is qualified in its entirety by reference to Chapter 110F, Chapter 110C, Chapter 110D and the Massachusetts Business Corporation Act.

Shareholder Rights Plan. We have maintained a shareholders rights plan since 1998. The plan as originally adopted expired pursuant to its terms on January 13, 2008, and in conjunction with such expiration we adopted a renewed shareholders rights plan containing terms that are substantially similar to the terms of the original plan. Under the renewed plan, each share of common stock includes a right to purchase under certain circumstances one one-hundredth of a share of our Series A Junior Participating Preferred Stock, par value $0.01 per share, at a purchase price of $52.00 per one one-hundredth of a preferred share, subject to adjustment, or, in certain circumstances, to receive cash, property, shares of common stock or other securities of the Corporation. The rights are not presently exercisable and remain attached to the shares of common stock until the occurrence of certain triggering events that would ordinarily be associated with an unsolicited acquisition or attempted acquisition of 10% or more of our outstanding shares of common stock. The rights will expire, unless earlier redeemed, exchanged, or otherwise rescinded by us, on January 13, 2018. The rights have no voting or dividend privileges, and unless and until they become exercisable have no dilutive effect on our earnings. The terms of our shareholders rights plan are described in greater detail in the description of our preferred share purchase rights contained in the registration statement on Form 8-A12B as well as our Schedule 14A for our 2013 annual meeting of shareholders, which describes certain amendments to our articles of organization, that we previously filed with the SEC and which is referenced in the section above entitled “Incorporation of Certain Information by Reference.”

DESCRIPTION OF PREFERRED STOCK
The following summary describes material terms, preferences, limitations, voting powers and relative rights of the preferred stock that we may offer from time to time. This summary does not purport to be a complete description of the terms and conditions of our preferred stock in all respects and is subject to and qualified in its entirety by, applicable law and the provisions of our amended and restated articles of organization, our amended and restated by-laws, and the certificate of designations relating to any particular series of preferred stock.

General

Under our amended and restated articles of organization, our board of directors is authorized, without further shareholder action, to issue up to 1,000,000 shares of preferred stock, $0.01 par value per share, in one or more series, and to determine the voting powers and the designations, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each series. To date, we have not issued any shares of preferred stock. We may amend our amended and restated articles of organization to increase the number of authorized shares of preferred stock in a manner permitted by our amended and restated articles of organization and Massachusetts law.

We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;

•	the title and liquidation preference per share;

•	the purchase price;

•	the dividend rate or method for determining that rate;

•	the dates on which dividends will be paid;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	any applicable redemption provisions;

•	any applicable conversion provisions; and

•	any additional dividend, liquidation and other rights and restrictions applicable to that series of preferred stock.
The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

Dividend Rights

If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Voting Rights

The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Liquidation Rights

In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

Redemption

The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Corporation only to the extent legally permissible.

Conversion Rights

The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

DESCRIPTION OF RIGHTS
This section describes the general terms and provisions of the rights to purchase common stock or other securities that we may offer to our shareholders.  Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights.  In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering.  Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement.  The rights agent will act solely as our agent in connection with the certificates relating to the rights that we may issue and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. federal income tax considerations.  To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price set forth in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities purchasable upon exercise of the rights.  If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights.  For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see the sections above entitled “Where You can Find More Information” and “Incorporation of Certain Information by Reference.”  We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION
We may sell the securities in any one or more of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	to dealers;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.
Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.
The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may engage in “at the market offerings” as defined in Rule 415 of the Securities Act of 1933, including sales made directly on the Nasdaq Global Select Market, the principal existing trading market for the Corporation’s common stock, and sales made to or through a market maker or through an electronic communications network.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Underwriters, dealers and agents may engage in transactions with us, perform services for us in the ordinary course of business.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the Nasdaq Global Select Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance, unless our issued and outstanding common stock at the date of the prospectus supplement is listed on another exchange. We may elect to list any series of preferred stock, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of preferred stock.
We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or they are in compliance with an available exemption from the registration or qualification requirement.
LEGAL MATTERS
Certain legal matters in connection with the offering of securities made by this prospectus will be passed upon for us by our special counsel in the Commonwealth of Massachusetts, Murtha Cullina LLP. Certain other legal matters not particular to the Commonwealth of Massachusetts will be passed upon by Hunton & Williams LLP, counsel to Enterprise Bancorp, Inc. Any underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Enterprise Bancorp, Inc. and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

_________, 2013

$40,000,000
Common Stock, Preferred Stock and Rights
PROSPECTUS
We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein or the affairs of the Corporation have not changed since the date of this Prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the various expenses, other than underwriting discounts and commissions, in connection with the registration and offering of the securities to which this registration statement relates. All amounts shown are estimates, except the Securities and Exchange Commission’s registration fee.

SEC registration fee	$4,559.88
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and duplication expenses	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*
Total	*

* Fees will depend upon the types of securities offered and the number of issuances, which cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Under Article VI of the by-laws, Enterprise Bancorp is required under certain circumstances to indemnify its officers, non-officer employees, and directors. These provisions are in addition to all other rights which any officer, non-officer employee, or director may be entitled to as a matter of law. The full text of Article VI of the by-laws is set forth below.
ARTICLE VI
INDEMNIFICATION
SECTION 1. Definitions. For purposes of this Article: (a) “Officer” means any person who serves or has served as a Director of the Corporation or in any other office filled by election or appointment by the shareholders or the Board of Directors and any heirs or personal representatives of such person; (b) “Non-Officer Employee” means any person who serves or has served as an employee of the Corporation but who is not or was not an Officer and any heirs or personal representatives of such person; (c) “Proceeding” means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency and any claim which could be the subject of a Proceeding; and (d) “Expenses” means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees or other disbursements reasonably incurred in a Proceeding.
SECTION 2. Officers. Except as provided in Sections 4 and 5 of this Article VI, each Officer of the Corporation shall be indemnified by the Corporation against all Expenses incurred by such Officer in connection with any Proceedings in which such Officer is involved as a result of serving or having served (a) as an Officer or employee of the Corporation; (b) as a director, officer or employee of any corporation, organization, partnership, joint venture, trust or other entity the majority of the equity of which is owned by the Corporation; or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Board of Directors.
SECTION 3. Non-Officer Employees. Except as provided in Sections 4 and 5 of this Article VI, each Non-Officer Employee of the Corporation may, in the discretion of the Board of Directors, be indemnified against any or all Expenses incurred by such Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved as a result of serving or having served (a) as a Non-Officer Employee of the Corporation; (b) as a director, officer or employee of any corporation, organization, partnership, joint venture, trust or other entity the majority of the equity of which is owned by the Corporation; or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation.
SECTION 4. Service at the Request or Direction of the Board of Directors. No indemnification shall be provided to an Officer or Non-Officer Employee with respect to serving or having served in any of the capacities described in Section 2(c) or 3(c) above unless the following two conditions are met: (a) such service was requested or directed in each specific case by vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, and (b) the Corporation maintains insurance coverage for the type of indemnification sought. In no event shall the Corporation be liable for indemnification under Section 2(c) or 3(c) for any amount in excess of the proceeds of insurance received with respect to such coverage as the Corporation in its discretion may elect to carry. The Corporation may but shall not be required to maintain insurance coverage with respect to indemnification under Section 2(c) or 3(c) above.
Notwithstanding any other provision of this Section 4, the Board of Directors may provide an Officer or Non-Officer Employee with indemnification under Section 2(c) or 3(c) above as to a specific Proceeding even if one or both of the two conditions specified in this Section 4 have not been met and even if the amount of the indemnification exceeds the amount of the proceeds of any insurance which the Corporation may have elected to carry, provided that the Board of Directors in its discretion determines it to be in the best interests of the Corporation to do so.

SECTION 5. Good Faith. Nothing hereinbefore to the contrary, no indemnification shall be provided to an Officer or to a Non‑Officer Employee with respect to a matter as to which such person shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or Non‑Officer, no indemnification shall be provided to said Officer or Non‑Officer Employee with respect to a matter if there be a determination that with respect to such matter such person did not act in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation; provided, however, the Corporation shall have no obligation to indemnify any Officer or Non-Officer Employee, whether or not such person satisfied the standard of conduct set forth in this section, with respect to any Proceeding in which (i) such person was, is or is threatened to be named a defendant or respondent, (ii) the Corporation is a claimant and (iii) a majority of the Board of Directors authorized the Corporation to act in the capacity of a claimant with respect to such person. The determination shall be made by a majority vote of those Directors who are not involved in such Proceeding. However, if more than half of the Directors are involved in such Proceeding, the determination shall be made by a majority vote of a committee of three disinterested Directors chosen by the disinterested Directors at a regular or special meeting. If there are less than three disinterested Directors, the determination shall be based upon the opinion of the Corporation's regular outside counsel, unless such counsel has been involved in any way in such Proceeding or in any matter that is the subject of or otherwise related in any way to such Proceeding, in which case the determination shall be based upon the opinion of an independent outside counsel that has no such prior involvement in the Proceeding or any related matter.
SECTION 6. Prior to Final Disposition. To the extent authorized by the Board of Directors, by the committee of Directors referred to in Section 5 of this Article VI or by the opinion of the counsel referred to in such Section 5, any indemnification provided for under this Article VI may include payment by the Corporation of Expenses incurred in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of an undertaking by the Officer or Non-Officer Employee seeking indemnification to repay such payment if such Officer or Non-Officer Employee shall be adjudicated or determined to be not entitled to indemnification under this Article VI.
SECTION 7. Insurance. The Corporation may purchase and maintain insurance to protect itself and any Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Officer or Non-Officer Employee, or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article VI.
SECTION 8. Other Indemnification Rights. Nothing in this Article VI shall limit any lawful rights to indemnification existing independently of this Article VI.
SECTION 9. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article VI with respect to any Proceeding arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.
SECTION 10. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each indemnitee as to any expenses (including reasonable attorneys' fees), judgments, fines, liabilities, losses, and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.
SECTION 11. Subsequent Legislation. If the Massachusetts General Laws, or any successor statutory provisions, are amended after adoption of this Article VI to expand further the indemnification permitted to an indemnitee, then the Corporation shall indemnify all such persons to the fullest extent permitted by the Massachusetts General Laws, or any successor statutory provisions, as so amended.

ITEM 16. EXHIBITS

Exhibit No.	Description
1.1*	Form of underwriting or purchase agreement
4.1*	Certificate of Designations, Preferences and Rights of Preferred Stock
4.2*	Form of Subscription Rights Certificate
4.3*	Form of Rights Agent Agreement
5.1	Opinion of Murtha Cullina LLP
23.1	Consent of Murtha Cullina LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Powers of Attorney (included in the signature page in Part II of the registration statement)
* To be filed, if necessary, by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.
ITEM 17. UNDERTAKINGS
A.    Rule 415 Offering
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lowell, Massachusetts, on the 18th day of July 2013.
ENTERPRISE BANCORP, INC.

By:	/s/ John P. Clancy, Jr.
John P. Clancy, Jr.
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Clancy, Jr. and James A. Marcotte, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposed as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent, each acting alone, or his substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

By: /s/ John P. Clancy, Jr. John P. Clancy, Jr.	Director, Chief Executive Officer (Principal Executive Officer)	July 18, 2013

By: /s/ James A. Marcotte James A. Marcotte	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 18, 2013

By: /s/ George L. Duncan George L. Duncan	Chairman	July 18, 2013

By: /s/ Gino J. Baroni Gino J. Baroni	Director	July 18, 2013

By: /s/ John R. Clementi John R. Clementi	Director	July 18, 2013

By: /s/ James F. Conway, III James F. Conway, III	Director	July 18, 2013

By: /s/ Carole A. Cowan Carole A. Cowan	Director	July 18, 2013

By: /s/ Normand E. Deschene Normand E. Deschene	Director	July 18, 2013

By: /s/ Lucy A. Flynn Lucy A. Flynn	Director	July 18, 2013

By: /s/ John T. Grady John T. Grady	Director	July 18, 2013

By: /s/ Eric W. Hanson Eric W. Hanson	Director	July 18, 2013

By: /s/ John P. Harrington John P. Harrington	Director	July 18, 2013

By: /s/ Arnold S. Lerner Arnold S. Lerner	Director, Vice Chairman	July 18, 2013

By: /s/ Richard W. Main Richard W. Main	Director, President	July 18, 2013

By: /s/ Jacqueline F. Moloney Jacqueline F. Moloney	Director	July 18, 2013

By: /s/ Michael T. Pulziger Michael T. Pulziger	Director	July 18, 2013

By: /s/ Carol L. Reid Carol L. Reid	Director	July 18, 2013

By: /s/ Michael A. Spinelli Michael A. Spinelli	Director, Secretary	July 18, 2013

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of underwriting or purchase agreement
4.1*	Certificate of Designations, Preferences and Rights of Preferred Stock
4.2*	Form of Subscription Rights Certificate
4.3*	Form of Rights Agent Agreement
5.1	Opinion of Murtha Cullina LLP
23.1	Consent of Murtha Cullina LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Powers of Attorney (included in the signature page in Part II of the registration statement)
* To be filed, if necessary, by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.